Exhibit 10.4


                                                                  EXECUTION COPY

                         SEVENTH START-UP LOAN AGREEMENT

                             DATED 23RD MARCH, 2005

                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                                       AND

                                   HALIFAX PLC
                        AS SEVENTH START-UP LOAN PROVIDER

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE








                                  ALLEN & OVERY

                                ALLEN & OVERY LLP

                                     LONDON

                                    CONTENTS

CLAUSE                                                                    PAGE

1.       Definitions and Interpretation......................................1
2.       The Facility........................................................1
3.       Interest............................................................1
4.       Repayment...........................................................2
5.       Acceleration........................................................3
6.       Payments and Limited Recourse.......................................3
7.       Subordination and Security..........................................3
8.       Notices.............................................................4
9.       Taxes...............................................................5
10.      Remedies and Waivers................................................5
11.      Assignments and Transfer............................................5
12.      Security Trustee as a Party.........................................5
13.      No Partnership......................................................6
14.      Variation...........................................................6
15.      Invalidity of any Provision.........................................6
16.      Counterparts........................................................6
17.      Exclusion of Third Party Rights.....................................6
18.      Governing Law.......................................................6
19.      Submission to Jurisdiction..........................................6


Signatories..................................................................7

THIS SEVENTH START-UP LOAN AGREEMENT is made on 23rd March, 2005.

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (in its capacity as FUNDING 1);

(2) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as SEVENTH START-UP LOAN PROVIDER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE).

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         The amended and restated master definitions and construction schedule, signed by, amongst others, the parties to this Agreement and dated 23rd March, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

2.       THE FACILITY

         The Seventh Start-up Loan Provider grants to Funding 1 simultaneously with the issue by the Seventh Issuer of the Seventh Issuer Notes on the Seventh Issuer Closing Date and upon the terms and subject to the conditions hereof, a sterling loan facility in an aggregate amount of up to (pound)80,000,000 (eighty million pounds sterling) available (the amount so granted or such part of such amount as shall be outstanding from time to time being referred to as the Advance) for the purposes of providing funding for fees, costs and expenses incurred by or on behalf of Funding 1 in respect of increasing the Funding 1 Share of the Trust Property and in respect of amounts payable by Funding 1 under the Seventh Issuer Intercompany Loan in relation to the issue of the Seventh Issuer Notes which shall be paid into the Funding 1 Transaction Account.

3.       INTEREST

3.1 The Advance and any interest capitalised pursuant to CLAUSE 3.4 will bear interest from (and including) the Seventh Issuer Closing Date until the Advance (and all accrued interest thereon) is repaid in full at a rate of LIBOR for three-month sterling deposits plus (i) until the Funding 1 Interest Payment Date ending in December 2011, a margin of
         0.25 per cent. per annum and (ii) from the Funding 1 Interest Payment Date in December 2011, a margin of 0.50 per cent. per annum.

3.2 Subject to CLAUSES 6.2 and 6.3, interest on the Advance and any interest capitalised pursuant to CLAUSE 3.4 will be payable in arrear on each Funding 1 Interest Payment Date in accordance with the Funding 1 Priority of Payments.

3.3 Interest shall be calculated by reference to any Interest Period on the basis of the actual number of days elapsed and a 365 day year.

3.4 Any interest accrued in respect of an Interest Period but not paid on the Funding 1 Interest Payment Date relating thereto shall be capitalised forthwith.

4. REPAYMENT

4.1 Funding 1 shall make repayments of all or any part of the Advance (including any interest capitalised pursuant to CLAUSE 3.4) on each Funding 1 Interest Payment Date if, and to the extent that, there are Funding 1 Available Revenue Receipts available therefor after making the payments and provisions referred to in paragraphs (a) to (n) of the Funding 1 Pre-Enforcement Revenue Priority of Payments, until the Advance (including any interest capitalised pursuant to CLAUSE 3.4) and any accrued but unpaid interest thereon has been fully repaid.

4.2 The Cash Manager is responsible, pursuant to the Cash Management Agreement, for determining the amount of Funding 1 Available Revenue Receipts as at the fourth Business Day prior to each Funding 1 Interest Payment Date and each determination so made shall (in the absence of negligence, wilful default, bad faith or manifest error) be final and binding on the Seventh Start-up Loan Provider.

4.3 Subject to CLAUSES 5, 6.2, 6.3 and 7.2, on any Funding 1 Interest Payment Date on which all Intercompany Loans have been repaid in full, Funding 1 shall immediately repay the Advance (including any interest capitalised pursuant to CLAUSE 3.4) and pay any accrued but unpaid interest thereon.

4.4 The Seventh Start-up Loan Provider hereby acknowledges that (i) on 14th June, 2002, Funding 1 entered into the First Start-up Loan Agreement with the First Start-up Loan Provider, (ii) on 6th March, 2003, Funding 1 entered into the Second Start-up Loan Agreement with the Second Start-up Loan Provider, (iii) on 25th November, 2003, Funding 1 entered into the Third Start-up Loan Agreement with the Third Start-up Loan Provider, (iv) on 12th March, 2004, Funding 1 entered into the Fourth Start-up Loan Agreement with the Fourth Start-up Loan Provider, (v) on 22nd July, 2004, Funding 1 entered into the Fifth Start-up Loan Agreement with the Fifth Start-up Loan Provider, (vi) on 18th November, 2004, Funding 1 entered into the Sixth Start-up Loan Agreement with the Sixth Start-up Loan Provider, (vii) that from time to time Funding 1 may enter into New Start-up Loan Agreements with New Start-up Loan Providers and that the obligation of Funding 1 to repay the First Start-up Loan, the Second Start-up Loan, the Third Start-up Loan, the Fourth Start-up Loan, the Fifth Start-up Loan, the Sixth Start-up Loan, the Seventh Start-up Loan and any New Start-up Loan will at all times rank pari passu and the First Start-up Loan, the Second Start-up Loan, the Third Start-up Loan, the Fourth Start-up Loan, the Fifth Start-up Loan, the Sixth Start-up Loan, the Seventh Start-up Loan and any New Start-up Loan will be paid pro rata between themselves. The Seventh Start-up Loan Provider further acknowledges that the Funding 1 Pre-Enforcement Revenue Priority of Payments and the Funding 1 Post-Enforcement Priority of Payments set out in PARTS I and III of
         SCHEDULE 3 to the Funding 1 Deed of Charge respectively will be amended to reflect the entry by Funding 1 into this Seventh Start-up Loan Agreement and any New Start-up Loan Agreements and related agreements from time to time and agrees to execute such documents as are necessary or required by the Security Trustee for the purpose of including the Seventh Start-up Loan

         Provider and any New Start-up Loan Provider and the Seventh Issuer and any New Issuer (and any other relevant party) in the Transaction Documents to effect those amendments.

5.       ACCELERATION

         If any Intercompany Loan Acceleration Notice is served, this facility shall be cancelled and the Advance (including any interest capitalised pursuant to CLAUSE 3.4) and any accrued and unpaid interest shall, subject to the Funding 1 Deed of Charge, become immediately due and payable.

6.       PAYMENTS AND LIMITED RECOURSE

6.1 All payments to be made hereunder by Funding 1 shall be made in sterling in immediately available cleared funds to the Seventh Start-up Loan Provider's account (sort code 11-05-90, account number 00000000, account name: Halifax plc) (or such other account as the Seventh Start-up Loan Provider may have specified in writing to Funding 1 for this purpose). If any sum falls due hereunder otherwise than on a Business Day, it shall be paid on the next succeeding Business Day.

6.2 Prior to service of any Intercompany Loan Acceleration Notice or repayment in full of all the Intercompany Loans, amounts of principal, interest and any other amounts due hereunder shall be paid only in accordance with CLAUSE 7.3 and PART I of SCHEDULE 3 of the Funding 1 Deed of Charge.

6.3 If, upon the Advance becoming due and payable pursuant to CLAUSE 4.3 or CLAUSE 5, Funding 1 has insufficient funds available to meet its obligations hereunder in full on such date then:

         (a) Funding 1 shall utilise its funds on such date to the extent available in making payments to the Seventh Start-up Loan Provider to repay the Advance (including any interest capitalised pursuant to CLAUSE 3.4) and accrued and unpaid interest thereon; and

         (b) the obligations of Funding 1 to pay the shortfall together with any amounts falling due and payable thereafter shall on any day be limited to the available funds acquired by Funding 1 subsequent to such date, together with the proceeds of the enforcement of the security, paid to the Seventh Start-up Loan Provider pursuant to CLAUSE 8 of the Funding 1 Deed of Charge, provided that the Seventh Start-up Loan Provider shall not release Funding 1 from Funding 1's obligation to pay the remaining amount that would have been due under this Agreement had this CLAUSE 6.3 not applied and subject to the Funding 1 Post-Enforcement Priority of Payments.

7.       SUBORDINATION AND SECURITY

7.1 The parties hereby agree that the Advance shall be subordinated to, inter alia, payments of principal and interest on any Intercompany Loan, and all other payments or provisions ranking in priority to payments to be made to the Seventh Start-up Loan Provider under this Agreement, in each case in accordance with the priority of payments or as provided in CLAUSE 8 and SCHEDULE 3 of the Funding 1 Deed of Charge.

7.2 The Seventh Start-up Loan Provider further agrees that, without prejudice to CLAUSE 8 of the Funding 1 Deed of Charge, its rights against Funding 1 under this Agreement are limited to the extent that Funding 1 has sufficient assets to meet its claims or any part thereof having taken into account all other liabilities, both actual and contingent, of Funding 1 which pursuant to the Funding 1 Deed of Charge rank pari passu with or in priority to its liabilities to the Seventh Start-up Loan Provider under this Agreement and so that Funding 1 shall not be obliged to make any payment to the Seventh Start-up Loan Provider hereunder if and to the extent that the making of such payment would cause Funding 1 to be or become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986. However, if there are sufficient Funding 1 Available Revenue Receipts available and the Seventh Issuer does not repay the Advance when due in accordance with the terms hereof, such non-repayment will constitute an event of default under this Seventh Start-up Loan Agreement.

7.3 Funding 1 undertakes that its obligations to the Seventh Start-up Loan Provider hereunder shall at all times be secured by the Funding 1 Deed of Charge.

7.4 The Seventh Start-up Loan Provider hereby undertakes to be bound by the terms of the Funding 1 Deed of Charge and the Cash Management Agreement and in particular acknowledges that all of Funding 1's right, title, benefit and interest in this Agreement has been assigned to the Security Trustee under the Funding 1 Deed of Charge and agrees that on enforcement of the security created by the Funding 1 Deed of Charge, all amounts of principal, interest and any other amounts due hereunder shall rank in the order of priority set out in Funding 1 Post-Enforcement Priority of Payments.

7.5 The Seventh Start-up Loan Provider further covenants that, except as permitted under CLAUSE 9 of the Funding 1 Deed of Charge, it will not set off or claim to set off the Advance or any interest thereon or any part of either thereof against any liability owed by it to Funding 1.

7.6 The Seventh Start-up Loan Provider undertakes that it will not, prior to the second anniversary of the date on which any Notes are redeemed in full, take any corporate action or other steps (including, without limitation, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or legal proceedings for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Funding 1 or of any or all of the revenues and assets of Funding 1 nor participate in any ex parte proceedings nor seek to enforce any judgment against Funding 1, except as permitted under the provisions of the Funding 1 Deed of Charge.

8.       NOTICES

         Any notices to be given pursuant to this Agreement or to any of the parties hereto shall be sufficiently served if sent by prepaid first class post or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of Funding 1: to Permanent Funding (No. 1) Limited, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0)20 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Seventh Start-up Loan Provider: to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation, with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number

              +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

         (c) in the case of the Security Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44 (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number as may from time to time be notified by any party to the other by written notice in accordance with the provisions of this CLAUSE 8.

9.       TAXES

9.1 All payments to be made by Funding 1 to the Seventh Start-up Loan Provider hereunder shall be made free and clear of and without deduction for or on account of Tax unless Funding 1 is required by law to make such a payment subject to the deduction or withholding of Tax, in which case Funding 1 shall promptly upon becoming aware thereof notify the Seventh Start-up Loan Provider of such obligation, and shall make such payments subject to such deduction or withholding of Tax which it is required to make.

9.2 If Funding 1 makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Seventh Start-up Loan Provider, within thirty days after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

10.      REMEDIES AND WAIVERS

         No failure by the Seventh Start-up Loan Provider to exercise, nor any delay by the Seventh Start-up Loan Provider in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.      ASSIGNMENTS AND TRANSFER

11.1 Funding 1 (other than in respect of any assignment by way of security pursuant to the Funding 1 Deed of Charge) may not assign and/or transfer any of its rights and/or obligations under this Agreement.

11.2 If there is any change in the identity of the Security Trustee pursuant to the terms of the Funding 1 Deed of Charge, the Seventh Start-up Loan Provider and Funding 1 shall execute such documents and take such actions as the new Security Trustee and the outgoing Security Trustee (as the case may be) may reasonably require for the purpose of vesting in the new Security Trustee the rights and obligations of the outgoing Security Trustee and releasing the outgoing Security Trustee (as the case may be) from its future obligations under this Agreement.

12.      SECURITY TRUSTEE AS A PARTY

         The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Seventh Start-up Loan Provider or to Funding 1 hereunder.

13.      NO PARTNERSHIP

         Nothing in this Agreement (or in any of the arrangements contemplated hereby) shall, or shall be deemed to, constitute a partnership amongst the parties hereto.

14.      VARIATION

         No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto.

15.      INVALIDITY OF ANY PROVISION

         If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

17.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.

19.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first mentioned above.

                                   SIGNATORIES

FUNDING

SIGNED by                                            )
as attorney for and on behalf of                     )
PERMANENT FUNDING (NO. 1)                            )
LIMITED                                              )      .....................................

Witness's Signature:    ....................................

Name:                   ....................................

Address:

SEVENTH START-UP LOAN PROVIDER

SIGNED by                                            )
as attorney for and on behalf of                     )
HALIFAX PLC in the presence of:                      )      .....................................

Witness's Signature:    ....................................

Name:                   ....................................

Address:                ....................................


SECURITY TRUSTEE

SIGNED by                                            )
for and on behalf of                                 )
THE BANK OF NEW YORK                                 )      .....................................
